SUPPLEMENT TO CUSTODY AGREEMENT

      THIS SUPPLEMENT to the Custody Agreement is made effective the 19 day of August 1998, by and between THE PRUDENTIAL SERIES FUND, INC. and PRUDENTIAL'S GIBRALTER FUND (collectively the "Fund") AND INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"). Capitalized terms used in this Supplement without definition have the respective meanings given to such terms in the Custody Agreement referred to below.

                                   WITNESSETH:

      WHEREAS, the Fund and IFTC entered into a Custody Agreement dated as of September 12, 1997 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund appointed IFTC as custodian of the assets of the Fund's investment portfolio or portfolios (each a "Portfolio" and collectively the "Portfolios") pursuant to the terms of the Contract; and

      WHEREAS, the Fund and IFTC desire to supplement the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act").

      NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree to supplement the Contract, pursuant to the terms thereof, as follows:

1. SUPPLEMENT OF CONTRACT. A new Section of the Contract is hereby added, as of the effective date of this Supplement, as set forth below.

2.    IFTC AS FOREIGN CUSTODY MANAGER

      A. Definitions. Capitalized terms in this new Section have the following meanings:

      "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

      "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

      "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Portfolios' transactions in such investments.

      "Foreign Custody Manager" or "FCM" has the meaning set forth in section
      (a)(2) of Rule 17f-5.

      "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

B. Delegation to IFTC as FCM. The Fund, pursuant to resolution adopted by its Board of Trustees or Directors (the "Board"), hereby delegates to IFTC, subject to Section (b) of Rule 1 7f-5, the responsibilities set forth in this new Section with respect to Foreign Assets held outside the United States, and IFTC hereby accepts such delegation, as FCM of each Portfolio. It is understood and agreed that IFTC will sub-contract the performance of its responsibilities hereunder with State Street Bank & Trust Company. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of State Street Bank & Trust Company to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself. References herein to "FCM" shall include IFTC and State Street Bank & Trust Company.

C. Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Supplement, which may be amended from time to time by the FCM. The FCM will list on Schedule A the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Schedule B to this Supplement, which Schedule B may be amended from time to time by the FCM. The FCM will provide amended versions of Schedules A and B in accordance with Section G hereof.

      Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to IFTC as FCM for that country is deemed to have been withdrawn and IFTC will immediately cease to be the FCM of the Portfolio with respect to that country.

      The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, IFTC will have no further responsibility as FCM to a Portfolio with respect to the country as to which IFTC's acceptance of delegation is withdrawn.


D.    Scope of Delegated Responsibilities.


      1. Selection of Eligible Foreign Custodians. Subject to the provisions of this new Section, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Schedule A, as amended from time to time.

            In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(l)(i) through (iv).

      2. Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

      3. Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with Section G hereof.

E. Guidelines for the Exercise of Delegated Authority. For purposes of this new Section, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which IFTC is serving as FCM of a Portfolio, and the

      Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and IFTC each expressly acknowledge that the FCM will not be delegated any responsibilities under this new Section with respect to Mandatory Securities Depositories.

F. Standard of Care as FCM of a Portfolio. In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

G. Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this new Section after the occurrence of the material change.

H. Representations with Respect to Rule 17f-5. The FCM represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

      The Fund represents to IFTC that the Board has determined that it is reasonable for the Board to rely on IFTC and State Street Bank & Trust Company to perform the responsibilities delegated pursuant to this Contract to IFTC and State Street Bank & Trust Company as the FCM of each Portfolio and that IFTC has been granted the authority by Fund to delegate to State Street Bank & Trust Company the FCM functions to which IFTC has been appointed by Fund.

I. Effective Date and Termination of IFTC as FCM. The Board's delegation to IFTC as FCM of a Portfolio will be effective as of the date of execution of this Supplement and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section C hereof govern the delegation to and termination of IFTC as FCM of the Fund with respect to designated countries.

      Except as specifically superseded or modified herein, the Contract is hereby ratified and confirmed and remains in full force and effect and will apply to the services provided hereunder. In the event of any conflict between the terms of the Contract prior to this.Supplement and this Supplement, the terms of this Supplement will prevail.

      IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and behalf by its duly authorized representative as of the date first above written.

                                   SCHEDULE A

         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

COUNTRY                  SUBCUSTODIAN               OPTIONAL DEPOSITORIES

INVESTORS FIDUCIARY TRUST                      THE PRUDENTIAL SERIES FUND, INC.
COMPANY


By: /s/ Robert G. [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]
   ---------------------------                    ------------------------------
Title: SENIOR VICE PRESIDENT                   Title: SECRETARY
      ------------------------                       ---------------------------

                                               PRUDENTIAL's GIBRALTER FUND


                                               By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                               Title: SECRETARY
                                                     ---------------------------

                                   SCHEDULE A

         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

COUNTRY                   SUBCUSTODIAN                    OPTIONAL DEPOSITORIES

Argentina    Citibank, N.A.                                          --

Australia    Westpac Banking Corporation                             --

Austria      Erste Bank der Oesterreichischen                        --
             Sparkassen AG

Bahrain      The British Bank of the Middle East                     --
             (as delegate of the Hongkong and Shanghai
             Banking Corporation Limited)

Bangladesh   Standard Chartered Bank                                 --

Belgium      Generale de Banque                                      --

Bermuda      The Bank of Bermuda Limited                             --

Bolivia      Banco Boliviano Americano S.A.                          --

Botswana     Barclays Bank of Botswana Limited                       --

Brazil       Citibank, N.A.                                          --

Bulgaria     ING Bank N.V.                                           --

Canada       Canada Trustco Mortgage Company                         --

Chile        Citibank, N.A.                                          --

People's     The Hongkong and Shanghai Banking Corporation           --
Republic of  Limited Shanghai and Shenzhen branches
China

Colombia     Cititrust Colombia S.A.Sociedad Fiduciaria              --

Croatia      Privredana banka Zagreb d.d                             --

Cyprus       Barclays Bank Plc. Cyprus Offshore Banking Unit         --

Czech        Ceskoslovenska Obchodni Banka A.S.                      --
Republic

                                   SCHEDULE A

         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES
COUNTRY                   SUBCUSTODIAN                    OPTIONAL DEPOSITORIES

Denmark      Den Danske Bank                                       --

Ecuador      Citibank, N.A.                                        --

Egypt        National Bank of Egypt                                --

Estonia      Hansabank                                             --

Finland      Merita Bank Limited                                   --

France       Banque Paribas                                        --

Germany      Dresdner Bank AG                                      --

Ghana        Barclays Bank of Ghana Limited                        --

Greece       National Bank of Greece S.A                    Bank of Greece,
                                                      System for Monitoring
                                                      Transactions in Securities
                                                      in Book-Entry Form

Hong Kong    Standard Chartered Bank                               --

Hungary      Citibank Budapest Rt.                                 --

Iceland      Icebank Ltd.                                          --

India        Deutsche Bank AG; The Hongkong and                    --
             Shanghai Banking Corporation Limited

Indonesia    Standard Chartered Bank                               --

Ireland      Bank of Ireland                                       --

Israel       Bank Hapoalim B.M.                                    --

Italy        Banque Paribas                                        --

Ivory        Societe Generale de Banques en                        --
Coast        Cote d'Ivoire

Jamaica      Scotiabank Trust and Merchant Bank, Ltd.              --

Japan        The Daiwa Bank, Limited; The Fuji Bank
             Limited Japan Securities Depository

                                   SCHEDULE A

         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

COUNTRY                   SUBCUSTODIAN                    OPTIONAL DEPOSITORIES

Jordan       The British Bank of the Middle East                   --
            (as delegate of the Hongkong and
             Shanghai Banking Corporation Limited)

Kenya        Barclays Bank of Kenya Limited                        --

Republic     The Hongkong and Shanghai Banking                     --
of Korea     Corporation Limited

Latvia       JSC Hansabank-Latvija                                 --

Lebanon      British Bank of the Middle East                       --
             (as delegate of the Hongkong and
             Shanghai Banking Corporation Limited)

Lithuania    Vilniaus Bankas AB                                    --

Malaysia     Standard Chartered Bank Malaysia Berhad               --

Mauritius    The Hongkong and Shanghai Banking                     --
             Corporation Limited

Mexico       Citibank Mexico, S.A.                                 --

Morocco      Banque Commerciale du Maroc                           --

Namibia      (via) Standard Bank of South Africa

Netherlands  MeesPierson N.V.                                      --

New Zealand  ANZ Banking Group (New Zealand) Limited               --

Norway       Christiania Bank og Kreditkasse                       --

Oman         The British Bank of the Middle East                   --
             (as delegate of the Hongkong and Shanghai
             Banking Corporation Limited)

Pakistan     Deutsche Bank AG                                      --

Peru         Citibank, N.A.                                        --

Philippines  Standard Chartered Bank                               --

                                   SCHEDULE A

         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

COUNTRY                   SUBCUSTODIAN                    OPTIONAL DEPOSITORIES

Poland       Citibank Poland S.A.                                   --
             Bank Polska Kasa Opieki S.A.

Portugal     Banco Comercial Portugues                              --

Romania      ING Bank, N.V.                                         --

Russia       Credit Suisse First Boston, AO,                        --
             Moscow (as delegate of Credit Suisse
             First Boston, Zurich)

Singapore    The Development Bank of Singapore Ltd.                 --

Slovak       Ceskoslovenska Obchodna Banka A.S.                     --
Republic

Slovenia     Banka Creditanstalt d.d.                               --

South        Standard Bank of South Africa Limited                  --
Africa

Spain        Banco Santander, S.A.                                  --

Sri Lanka    The Hongkong and Shanghai Banking                      --
             Corporation Limited

Swaziland    Barclays Bank of Swaziland Limited                     --

Sweden       Skandinaviska Enskilda Banken                          --

Switzerland  UBS AS                                                 --

Taiwan -     Central Trust of China                                 --
R.O.C.

Thailand     Standard Chartered Bank                                --

Trinidad     Republic Bank Ltd.                                     --
& Tobago

Tunisia      Banque Intenationale Arabe de Tunisie                  --

Turkey       Citibank, N.A.; Ottoman Bank                           --

                                   SCHEDULE A

         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

COUNTRY                   SUBCUSTODIAN                    OPTIONAL DEPOSITORIES

Ukraine      ING Bank, Ukraine                                      --

United       State Street Bank and Trust Company,                   --
Kingdom      London Branch

Uruguay      Citibank, N.A.                                         --

Venezuela    Citibank, N.A.                                         --

Zambia       Barclays Bank of Zambia Limited                        --

Zimbabwe     Barclays Bank of Zimbabwe Limited                      --

Euroclear    (The Euroclear System)/State Street                    --
             London Limited

Cedel, S.A.  (Cedel Bank, societe anonyme)/State                    --
             Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                   SCHEDULE B

           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)

Argentina             -Caja de Valores S.A.

Australia             -Austraclear Limited;
                      -Reserve Bank Information and Transfer System

Austria               -Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                      Division)

Belgium               -Caisse Interprofessionnelle de Depots et de Virements de
                      Titres S.A.;
                      -Banque Nationale de Belgique

Brazil                -Companhia Brasileira de Liquidac, ao e
                      -Custodia (CBLC)
                      -Bolsa de Valores de Rio de Janeiro
                        - All SSB clients presently use CBLC
                      -Central de Custodia e de Liquidacao Financeira de Titulos -Banco Central do Brasil, Sistema Especial de Liquidacao e Custodia

Bulgaria              -Central Depository AD
                      -Bulgarian National Bank

Canada                -The Canadian Depository for Securities Limited

People's Republic     -Shanghai Securities Central Clearing and
of China              Registration Corporation;
                      -Shenzhen Securities Central Clearing Co., Ltd.

Croatia               Ministry of Finance; - National Bank of Croatia

Czech Republic        -Stredisko cennych papiru;
                      -Czech National Bank

Denmark               -Vaerdipapircentralen (The Danish Securities Center)

Egypt                 -Misr Company for Clearing, Settlement, and Central
                      Depository

Estonia               -Eesti Vaartpaberite Keskdepositooruim

Finland               -The Finnish Central Securities Depository

France -Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres (SICOVAM)

Germany               -The Deutscher Borse Clearing AG

                                   SCHEDULE B

           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)

Greece                -The Central Securities Depository (Apothetirion Titlon
                      AE)

Hong Kong             -The Central Clearing and Settlement System;
                      -Central Money Markets Unit

Hungary -The Central Depository and Clearing House (Budapest) Ltd.(KELER) [Mandatory for Gov't Bonds only; SSB does not use for other securities]

India                 -The National Securities Depository Limited

Indonesia             -Bank of Indonesia

Ireland               -The Central Bank of Ireland, Securities Settlement Office

Israel                -The Tel Aviv Stock Exchange Clearing House Ltd.;
                      -Bank of Israel

Italy                 -Monte Titoli S.p.A.;
                      -Banca d'Italia

Japan                 -Bank of Japan Net System

Jamaica               -The Jamaican Central Securities Depository

Kenya                 -Central Bank of Kenya

Republic of Korea     -Korea Securities Depository Corporation

Latvia                -The Latvian Central Depository

Lebanon -The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.; - The Central Bank of Lebanon

Lithuania             -The Central Securities Depository of Lithuania

Malaysia              -Malaysian Central Depository Sdn. Bhd.;
                      -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius             -The Central Depository & Settlement Co. Ltd.

                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)

Mexico                -S.D. INDEVAL, S.A. de C.V.(Instituto para el Deposito de
                      Valores);

Morocco -Maroclear (Pending publication of enabling legislation in the Moroccan government Gazette)

The Netherlands       -Nederlands Centraal Instituut voor Giraal
                      Effectenverkeer B.V. ("NECIGEF") -De Nederlandsche Bank
                      N.V.

New Zealand           -New Zealand Central Securities Depository Limited

Norway                -Verdipapirsentralen (the Norwegian Registry of
                      Securities)

Oman                  -Muscat Securities Market

Pakistan              -Central Depository company of Pakistan Limited

Peru                  -Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines           -The Philippines Central Depository Inc.
                      -The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland -The National Depository of Securities (Krajowy Depozyt Papierow Wartos'ciowych);
                      -Central Treasury Bills Registrar

Portugal              -Central de Valores Mobiliarios (Central)

Romania               -National Securities Clearing, Settlement and Depository
                      Co.;
                      -Bucharest Stock Exchange Registry Division;

Singapore             -The Central Depository (Pte)Limited;
                      -Monetary Authority of Singapore

Slovak Republic       -Stredisko Cennych Papierov;
                      -National Bank of Slovakia

Slovenia              -Klirinsko Depotna Druzba d.d.

South Africa          -The Central Depository Limited

Spain                 -Servicio de Compensacion y Liquidacion de Valores, S.A.;
                      -Banco de Espana; Central de Anotaciones en Cuenta

                                   SCHEDULE B

           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

COUNTRY MANDATORY DEPOSITORIES (INCLUDES ENTITIES FOR WHICH USE IS MANDATORY AS A MATTER OF LAW OR EFFECTIVELY MANDATORY AS A MATTER OF MARKET PRACTICE)

Sri Lanka             -Central Depository System (Pvt) Limited

Sweden                -Vardepapperscentralen AB (the Swedish Central Securities
                      Depository)

Switzerland           -Schweizerische Effekten - Giro AG;
                      -INTERSETTLE

Taiwan - R.O.C.       -The Taiwan Securities Central Depository Company, Ltd.

Thailand              -Thailand Securities Depository Company Limited

Tunisia               - Societe Tunisienne Interprofessionelle de Compensation
                          et de Depot de Valeurs Mobilieres
                      -Central Bank of Tunisia;
                      -Tunisian Treasury

Turkey                -Takas ve Saklama Bankasi A.S. (TAKASBANK)
                      -Central Bank of Turkey

Ukraine               -The National Bank of Ukraine

United Kingdom        -The Bank of England, The Central Gilts Office;
                      The Central Moneymarkets Office

Uruguay               -Central Bank of Uruguay

Venezuela             -Central Bank of Venezuela

Zambia                -Lusaka Central Depository Limited
                      -Bank of Zambia